UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Finsgate 5-7 Cranwood Street London EC1V 9EE United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 22, 2023, Renalytix plc (the "Company") received two written notices (the “Notices”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that (i) because the closing bid price for the Company’s American Depositary Shares (“ADSs”), each representing two ordinary shares, nominal value £0.0025 per share, was below $1.00 per ADS for at least 30 consecutive business days, the Company did not meet the $1.00 per ADS minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1) the (“Minimum Bid Price Requirement”) and (ii) it is not in compliance with the requirement to maintain a minimum market value of listed securities (the “MVLS”) of $50,000,000 for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A) and Nasdaq Listing Rule 5810(c)(3)(C), the Company had a compliance period of 180 calendar days, or until June 19, 2024 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement.

On June 21, 2024, the Company received written notice from Nasdaq notifying the Company that the Nasdaq staff has determined that the Company did not regain compliance within the Compliance Period. As a result, unless the Company requests an appeal of this determination before a Nasdaq Hearings Panel (the "Panel") by June 28, 2024, trading of the Company's ADSs will be suspended at the opening of business on July 2, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove the Company's securities from listing and registration on Nasdaq.

The Company intends to submit an appeals hearing request to the Panel, which request will stay the suspension of the Company's securities and the filing of the Form 25-NSE pending the Panel's decision. At the Panel hearing, the Company intends to present a strategic plan to regain compliance with the applicable Nasdaq listing requirements. In the interim, the Company's ADSs will continue to trade on Nasdaq. There can be no assurance that the Company's plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company's ADSs are delisted, it could be more difficult to buy or sell the Company's ADSs or to obtain accurate quotations, and the price of the Company's ADSs could suffer a material decline. Delisting could also impair the Company's ability to raise capital.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are not historical facts and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This information includes, without limitation, statements concerning the Company's intention or ability to regain compliance with the applicable Nasdaq listing requirements, the Company's intention to appeal the Nasdaq staff's determination, the Company's expectation that a request for a Panel hearing will stay the suspension of the Company's securities pending the Panel's decision, the timing and nature of any hearing before the Panel, the outcome of the Panel's review of any Company appeal of the Nasdaq staff's determination, and any courses of action to regain compliance with the applicable Nasdaq listing requirements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," and similar expressions are intended to identify forward-looking statements. The Company may not actually achieve the plans and objectives disclosed in the forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Any forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These and other risks are described more fully in the Company's filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section of its annual report on Form 10-K filed with the SEC on September 28, 2023, and any risks that may be contained in any subsequent filings that the Company makes with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

renalytix plc

Dated: June 24, 2024	By:	/s/ James McCullough
James McCullough Chief Executive Officer